Exhibit 14.1

SEMLER SCIENTIFIC, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Table of Contents

				Page
I.	INTRODUCTION			2
II.	GENERAL COMPLIANCE IS THE RESPONSIBILITY OF ALL EMPLOYEES			2
III.	INDIVIDUAL RESPONSIBILITY TO THE COMPANY AND ITS STOCKHOLDERS			3
	A.	General Standards of Conduct		3
	B.	Applicable Laws		3
	C.	Personal Conflicts of Interest		4
		(i)	Employment/Outside Employment	4
		(ii)	Outside Directorships	4
		(iii)	Business Interests	4
		(iv)	Related Parties	4
		(v)	Other Situations	4
	D.	Corporate Opportunities		5
	E.	Protecting the Company’s Confidential Information		5
		(i)	Confidential Information and Invention Agreement	5
		(ii)	Disclosure of Company Confidential Information	5
		(iii)	Requests by Regulatory Authorities	6
		(iv)	Company Spokespeople	6
	F.	Obligations Under Securities Laws		6
		(i)	Insider Trading	5
		(ii)	Disclosure in Public Filings	5
	G.	Use of Company’s Assets		7
		(i)	General	7
		(ii)	Physical Access Control	7
		(iii)	Company Funds	7
		(iv)	Computers and Other Equipment	8
		(v)	Software	8
		(vi)	Electronic Usage	8
	H.	Maintaining and Managing Records		9
	I.	Records on Legal Hold.		9
	J.	Payment Practices		10
		(i)	Accounting Practices	10
		(ii)	Prohibition of Inducements	10
	K.	Foreign Corrupt Practices Act.		10
IV.	RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS			11
	A.	Customer Relationships		11
	B.	Payments or Gifts from Others		11
	C.	Handling the Confidential Information of Others		11
		(i)	Appropriate Nondisclosure Agreements	11
		(ii)	Competitive Information	12
	D.	Government Relations		12
	E.	Industrial Espionage		12
V.	WAIVERS			12
VI.	DISCIPLINARY ACTIONS			13
VII.	ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS			14

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SEMLER SCIENTIFIC, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

I.                   INTRODUCTION

This Code of Business Conduct and Ethics (the “Code”) helps embody the commitment of Semler Scientific, Inc. (the “Company”) to conduct our business in accordance with all applicable laws, rules and regulations and the highest ethical standards. All the Company’s employees, agents, contractors, consultants, officers and members (“Directors”) of our Board of Directors (the “Board”) are expected to read and understand the Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all employees, agents, contractors, consultants, officers and Directors are aware of, understand and adhere to these standards.

Because the principles described in the Code are general in nature, you should also review all applicable Company policies and procedures for more specific instruction, and contact Management if you have any questions. Unless otherwise indicated, for the purposes of the Code the term “Management” shall be limited to the Company’s President and Chief Executive Officer, Chief Operating Officer, and the Company’s VP, Finance.

Nothing in the Code, in any company policies and procedures, or in other related communications (verbal or written) creates or implies an employment contract or term of employment.

We are committed to continuously reviewing and updating our policies and procedures. Therefore, the Code is subject to modification. This Code supersedes all other such codes, policies, procedures, instructions, practices, rules or written or verbal representations to the extent they are inconsistent.

Please sign the acknowledgment form at the end of the Code and return the form to the VP, Finance indicating that you have received, read, understand and agree to comply with the Code. The signed acknowledgment form will be located in your personnel file.

II.	GENERAL COMPLIANCE IS THE RESPONSIBILITY OF ALL EMPLOYEES

Ethical business conduct is critical to our business. As an employee, agent, contractor, consultant, officer or Director your responsibility is to respect and adhere to these practices. Many of these practices reflect legal or regulatory requirements. Violations of these laws and regulations can create significant liability for you, the Company, its Directors, officers, and other employees.

In addition, part of your job and ethical responsibility is to help enforce the Code. You should be alert to possible violations of the Code or other Company policies or procedures and the

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law in general and report such violations. You must also cooperate in any internal or external investigations of possible violations. Reprisal, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, the Code or other Company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is prohibited. Violations of law, the Code or other Company policies or procedures by Company employees, agents, contractors, consultants, officers and Directors can lead to disciplinary action up to and including termination or removal.

In all cases, if you are unsure about the appropriateness of an event or action, please seek assistance in interpreting the requirements of these practices by contacting Management as you feel appropriate.

III.	INDIVIDUAL RESPONSIBILITY TO THE COMPANY AND ITS STOCKHOLDERS

A.    General Standards of Conduct

The Company expects all employees, agents, contractors, consultants, officers and Directors to exercise good judgment to ensure the safety and welfare of employees, agents, contractors, consultants, officers and Directors and to maintain a cooperative, efficient, positive, harmonious and productive work environment and business organization. These standards apply while working on our premises, at offsite locations where our business is being conducted, at Company-sponsored business and social events, or at any other place where you are a representative of the Company. Employees, agents, contractors, consultants, officers and Directors who engage in misconduct or whose performance is unsatisfactory may be subject to corrective action, up to and including termination or removal.

B.     Applicable Laws

All Company employees, agents, contractors, officers and Directors must comply with all applicable laws, regulations, rules and regulatory orders. Company employees, agents, contractors, consultants, officers and Directors located outside of the United States must comply with laws, regulations, rules and regulatory orders of the United States, including the Foreign Corrupt Practices Act, The Economic Espionage Act, and United States export rules and regulations, in addition to applicable state and local laws. Each employee, agent, contractor, consultant, officer and Director must acquire appropriate knowledge of the requirements relating to his or her duties sufficient to enable him or her to recognize potential dangers and to know when to seek advice from Management on specific Company policies and procedures. Violations of laws, regulations, rules and orders may subject the employee, agent, contractor, consultant, officer or Director to individual criminal or civil liability, as well as to discipline by the Company. Such individual violations may also subject the Company to civil or criminal liability or the loss of business.

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C.    Personal Conflicts of Interest

A personal “conflict of interest” occurs when an individual’s private interest improperly interferes with the interests of the Company and its stockholders or with such individual’s service to the Company. Each of us has a responsibility to the Company, our stockholders and each other to avoid potential personal conflicts of interest and is required to get any known conflict of interest approved by Management. Although this duty does not prevent us from engaging in personal transactions and investments, it does demand that we avoid situations where a conflict of interest might occur or appear to occur. The Company is subject to scrutiny from many different individuals and organizations. We should always strive to avoid even the appearance of impropriety.

Examples of personal conflicts of interest include:

(i)                 Employment/Outside Employment. In consideration of your employment with the Company, you are expected to devote your full attention to the business interests of the Company. You are prohibited from engaging in any activity that interferes with your performance or responsibilities to the Company or is otherwise in conflict with or prejudicial to the Company. Our policies prohibit any employee from accepting simultaneous employment with a Company supplier, customer, developer or competitor, or from taking part in any activity that enhances or supports a competitor’s position. Additionally, you must disclose to the Company any interest that you have that may conflict with the business of the Company. If you have any questions on this requirement, you should contact your supervisor or Management.

(ii)               Outside Directorships. It is a conflict of interest, unless otherwise authorized by the Board, to serve as a Director of any company that competes with the Company. Although you may serve as a Director of a Company supplier, customer, developer, or other business partner, our policy requires that you first obtain approval from Management before accepting a Directorship. Any compensation you receive should be commensurate to your responsibilities. Such approval may be conditioned upon the completion of specified actions.

(iii)             Business Interests. If you are considering investing in a Company customer, supplier, developer or competitor, you must first take great care to ensure that these investments do not compromise your responsibilities to the Company. Many factors should be considered in determining whether a conflict exists, including the size and nature of the investment; your ability to influence the Company’s decisions; your access to confidential information of the Company or of the other company; and the nature of the relationship between the Company and the other company.

(iv)             Related Parties. Prior to entering into any “related party transactions,” as such term is defined under the Company’s Related Person Transactions Policy, you must fully disclose the nature of the related party transaction to the Company’s Management. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

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(v)               Other Situations. Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. If a proposed transaction or situation raises any questions or doubts in your mind you should consult Management as appropriate.

D.    Corporate Opportunities

Employees, officers and Directors owe a duty to the Company to advance the Company’s legitimate business interests when the opportunity to do so arises. Employees, officers and Directors may not exploit for their own personal gain business opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Board and the Board declines to pursue such opportunity.

Sometimes the line between personal and Company gain is difficult to draw and sometimes both personal and Company gain may be simultaneously derived from certain activities. The only prudent course of conduct for our employees, officers and Directors is to make certain that any use of Company property or services that is not solely for the benefit of the Company is approved by Management and disclosed to the Board.

E.     Protecting the Company’s Confidential Information

The Company’s confidential information is a valuable asset. The Company’s confidential information includes product architectures and plans, intellectual property matters, employee and financial information and generally any nonpublic information concerning the Company. All confidential information must be used for Company business purposes only. Every employee, agent, contractor, consultant, officer and Director must maintain the confidentiality of all information so entrusted to him or her, except when disclosure is authorized or legally mandated. This responsibility includes the safeguarding, securing and proper disposal of confidential information in accordance with the Company’s policy on “Maintaining and Managing Records” set forth in Section III. H. of this Code. This obligation extends to any confidential information of third parties, which the Company has rightfully received under non-disclosure agreements. See the Company’s policy dealing with “Handling Confidential Information of Others” set forth in Section IV. D of this Code.

(i)                 Confidential Information and Invention Agreement. When you joined the Company, you signed an agreement to protect and hold confidential the Company’s proprietary information. This agreement remains in effect for as long as you work for the Company and after you leave the Company. Under this agreement, you may not disclose the Company’s confidential information to anyone or use it to benefit anyone other than the Company without the prior written consent of an authorized Company officer.

(ii)               Disclosure of Company Confidential Information. To further the Company’s business, from time to time our confidential information may be disclosed to potential business partners. However, such disclosure should never be done without carefully considering its potential benefits and risks. If you should determine in consultation with your manager and other

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appropriate Company Management that disclosure of confidential information is necessary, you should strongly consider consulting legal counsel to determine the appropriateness of executing a written nondisclosure agreement. The Company has standard nondisclosure agreements suitable for most disclosures. You must not sign a third party’s nondisclosure agreement or accept changes to the Company’s standard nondisclosure agreements without review and approval by legal counsel, as appropriate. In addition, all Company materials that contain Company confidential information, including presentations, must be reviewed and approved by Management prior to publication or use. Furthermore, any employee publication or publicly made statement that might be perceived or construed as attributable to the Company, made outside the scope of his or her employment with the Company must be reviewed and approved in writing in advance by Management and must include the Company’s standard disclaimer that the publication or statement represents the views of the specific author and not of the Company.

(iii)             Requests by Regulatory Authorities. The Company and its employees, agents, contractors, consultants, officers and Directors must cooperate with appropriate government inquiries and investigations. In this context, however, it is important to protect the legal rights of the Company with respect to its confidential information. All government requests for information, documents or investigative interviews must be referred to the Company’s Management or outside legal counsel, as appropriate. No financial information may be disclosed without the prior approval of the VP, Finance of the Company.

(iv)             Company Spokespeople. All inquiries or calls from the press or financial analysts related to financial matters and all other inquiries or calls from the press and analysts should be referred to our Chief Executive Officer, including inquiries relating to marketing, technical and other such information. The designees who are the only people who may communicate with the press on behalf of the Company are the Company’s President and Chief Executive Officer or persons expressly authorized by them.

F.     Obligations Under Securities Laws

(i) “Insider” Trading

In the normal course of business, employees, agents, contractors, consultants, officers and Directors of the Company may come into possession of material nonpublic information. You may not profit from it by buying or selling securities yourself, or passing on the information to others to enable them to profit or for them to profit on your behalf. For more details, and to determine if you are restricted from trading, you should review the Company’s Policy on Insider Trading and Tipping (the “Insider Policy”). You can request a copy of this Insider Policy from the Company’s Insider Trading Compliance Officer, who is currently the VP, Finance.

(ii) Disclosure in Public Filings

Management is responsible for ensuring that the disclosure in the Company's periodic reports is full, fair, accurate, timely and understandable. In doing so, Management shall take such action as is

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reasonably appropriate to: establish and comply with disclosure controls and procedures and accounting and financial controls that are designed to ensure that material information relating to the Company is made known to them; confirm that the Company's periodic reports comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and ensure that information contained in the Company's periodic reports fairly presents in all material respects the financial condition and results of operations of the Company.

Management shall not knowingly: make, or permit or direct another to make, materially false or misleading entries in the Company's, or any of its subsidiary's, financial statements or records; fail to correct materially false and misleading financial statements or records; sign, or permit another to sign, a document containing materially false and misleading information; or falsely respond, or fail to respond, to specific inquiries of the Company's independent auditor or outside legal counsel.

G.    Use of Company’s Assets

(i)                 General. Protecting the Company’s assets is a key fiduciary responsibility of every employee, agent, contractor, consultant, officer and Director. Care should be taken to ensure that assets are not misappropriated, loaned to others, or sold or donated, without appropriate authorization. All Company employees, agents, contractors, consultants, officers and Directors are responsible for the proper use of Company assets, and must safeguard such assets against loss, damage, misuse or theft. Employees, agents or contractors, consultants, officers and Directors who violate any aspect of this policy or who demonstrate poor judgment in the manner in which they use any Company asset may be subject to disciplinary action, up to and including termination of employment or business relationship at the Company’s sole discretion. Company equipment and assets are to be used for Company business purposes only. Employees, agents, contractors, consultants, officers and Directors may not use Company assets for personal use, nor may they allow any other person to use Company assets. If you have any questions regarding this policy you should bring them to the attention of the Company’s Management.

(ii)               Physical Access Control. The Company has and will continue to develop procedures covering physical access control to ensure privacy of communications, maintenance of the security of the Company communication equipment, and safeguard Company assets from theft, misuse and destruction. You are personally responsible for complying with the level of access control that has been implemented in the facility where you work on a permanent or temporary basis. You must not defeat or cause to be defeated the purpose for which the access control was implemented.

(iii)             Company Funds. Every Company employee, agent, contractor, consultant, officer and Director is personally responsible for all Company funds over which he or she exercises control. Company employees, agents, contractors, consultants, officers and Directors not specifically authorized by the Board should not be allowed to exercise control over Company funds. Company funds must be used only for Company business purposes and employees preauthorized by the Board must make certain that they stay within preauthorized spending

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amounts approved by the Board. Every Company employee, agent, contractor, consultant, officer and Director must take reasonable steps to ensure that the Company receives good value for Company funds spent and must maintain accurate and timely records for each expenditure. Expense reports must be accurate and submitted in a timely manner. Company employees, agents, contractors, consultants, officers and Directors must not use Company funds for any personal purpose.

(iv)             Computers and Other Equipment. The Company strives to furnish employees with the equipment necessary to efficiently and effectively do their jobs. You must care for that equipment and use it responsibly only for Company business purposes. If you use Company equipment at your home or off site, take precautions to protect it from theft or damage, just as if it were your own. If the Company no longer employs you, you must immediately return all Company equipment. While computers and other electronic devices are made accessible to employees to assist them to perform their jobs and to promote Company interests, all such computers and electronic devices, whether used entirely or partially on the Company’s premises or with the aid of the Company’s equipment or resources, must remain fully accessible to the Company and, to the maximum extent permitted by law, will remain the sole and exclusive property of the Company.

Employees, agents, contractors, consultants, officers and Directors should not maintain any expectation of privacy with respect to information transmitted over, received by, or stored in any electronic communications device owned, leased, or operated in whole or in part by or on behalf of the Company. To the extent permitted by applicable law, the Company retains the right to gain access to any information received by, transmitted by, or stored in any such electronic communications device, by and through its employees, agents, contractors, consultants, officers or Directors, at any time, either with or without such Company representative’s or third party’s knowledge, consent or approval.

(v)               Software. All software used by any employee, agent, contractor, consultant, officer or Director to conduct Company business must be appropriately licensed. Never make or use illegal or unauthorized copies of any software, whether in the office, at home, or on the road, since doing so may constitute copyright infringement and may expose you and the Company to potential civil and criminal liability. In addition, use of illegal or unauthorized copies of software may subject the employee, agent, contractor, consultant, officer or Director to disciplinary action, up to and including termination or removal.

(vi)             Electronic Usage. The purpose of this clause is to make certain that each employee, agent, contractor, consultant, officer and Director utilize electronic communication devices in a legal, ethical, and appropriate manner. This policy addresses the Company’s responsibilities and concerns regarding the fair and proper use of all electronic communications devices within the organization, including computers, e-mail, connections to the internet, intranet and any other public or private networks, voice mail, video conferencing, facsimiles, and telephones. Posting or discussing information concerning the Company’s products, services or

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business on the Internet without the prior written consent of the Company’s Management is prohibited. Personal messages via email and voicemail may be sent, but should be minimized and brief. You may not, however, send or solicit messages that may be perceived as obscene, harassing or threatening. In addition, you may not access obscene or inappropriate internet websites, or participate in any other communication, exchange or activity, involving the Company’s electronic devices that may be perceived as obscene or harassing. Any other form of electronic communication used by employees, agents, contractors, consultants, officers or Directors currently or in the future is also intended to be encompassed under this clause.

H.    Maintaining and Managing Records

The purpose of this section is to set forth and convey the Company’s business and legal requirements in managing records, including all recorded information regardless of medium or characteristics. Records include paper documents, CDs, computer hard disks, email, floppy disks, microfiche, microfilm or all other media. The Company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, contractors, consultants, officers, Directors and the Company, and failure to comply with such guidelines may subject each employee, agent, contractor, consultant, officer or Director to disciplinary action, up to and including termination of employment or business relationship at the Company’s sole discretion.

I.       Records on Legal Hold.

A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. The Company’s Management, in concert with appropriate legal counsel, determines and identifies what types of Company records or documents are required to be placed under a legal hold. Every Company employee, agent, contractor, consultant, officer and Director must comply with this section. Failure to comply with this section may subject the employee, agent, contractor, consultant, officer or Director to disciplinary action, up to and including termination of employment or business relationship at the Company’s sole discretion.

The Company’s Management will notify you if a legal hold is placed on records for which you are responsible. You then must preserve and protect the necessary records in accordance with instructions from the Company’s Management. RECORDS OR SUPPORTING DOCUMENTS THAT HAVE BEEN PLACED UNDER A LEGAL HOLD MUST NOT BE DESTROYED, ALTERED OR MODIFIED UNDER ANY CIRCUMSTANCES. A legal hold remains effective until it is officially released in writing by the Company’s Management. If you are unsure whether a document has been placed under a legal hold, you should preserve and protect that document while you check with the Company’s Management.

If you have any questions about this policy you should contact your supervisor or Management.

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J.      Payment Practices

(i)                 Accounting Practices. The Company’s responsibilities to its stockholders require that all transactions be fully and accurately recorded in the Company’s books and records in compliance with all applicable laws. False or misleading entries, unrecorded funds or assets, or payments without appropriate supporting documentation and approval are strictly prohibited and violate Company policy and the law. Additionally, all documentation supporting a transaction should fully and accurately describe the nature of the transaction and be processed in a timely fashion.

(ii)               Prohibition of Inducements. Under no circumstances may any employee, agent, contractor, consultant, officer or Director offer to pay, make payment, promise to pay, or issue authorization to pay any money, gift, or anything of value to customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to improperly influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy should be directed to the Company’s VP, Finance.

K.    Foreign Corrupt Practices Act.

The Company requires full compliance with the Foreign Corrupt Practices Act (the “FCPA”) by each employee, agent, contractor, consultant, officer and Director.

The anti-bribery and corrupt payment provisions of the FCPA make illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of: influencing any act or failure to act, in the official capacity of that foreign official or party; or inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

All Company employees, agents, contractors, consultants, officers and Directors whether located in the United States or abroad, are responsible for FCPA compliance and the procedures to ensure FCPA compliance. All managers and supervisory personnel are expected to monitor continued compliance with the FCPA to ensure compliance with the highest moral, ethical and professional standards of the Company. FCPA compliance includes the Company’s policy on “Maintaining and Managing Records” in Section III. H above.

Laws in most countries outside of the United States also prohibit or restrict government officials or employees of government agencies from receiving payments, entertainment, or gifts for the purpose of winning or keeping business. No contract or agreement may be made with any business in which a government official or employee holds a significant interest, without the prior approval of the Company’s Management.

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IV.             RESPONSIBILITIES TO OUR CUSTOMERS AND OUR SUPPLIERS

A.    Customer Relationships

If your job puts you in contact with any Company customers or potential customers, it is critical for you to remember that you represent the Company to the people with whom you are dealing. Act in a manner that creates value for our customers and helps to build a relationship based upon trust.

B.     Payments or Gifts from Others

Under no circumstances may employees, agents, contractors, consultants, officers or Directors accept any offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value from current or potential customers, vendors, consultants, etc. that is perceived as intended, directly or indirectly, to influence any business decision, any act or failure to act, any commitment of fraud, or opportunity for the commission of any fraud. Inexpensive gifts, infrequent business meals, celebratory events and entertainment, provided that they are not excessive or create an appearance of impropriety, do not violate this policy. Questions regarding whether a particular payment or gift violates this policy are to be directed to the Company’s Management or Board, as appropriate.

Gifts given by the Company to potential or current suppliers or customers or received from potential or current suppliers or customers should always be appropriate to the circumstances and should never be of a kind that could create an appearance of impropriety. The nature and cost must always be accurately recorded in the Company’s books and records.

C.    Handling the Confidential Information of Others

The Company has, and will continue to have in the future, business relationships that involve a certain amount of confidentiality. Sometimes, certain companies will volunteer confidential information about their products or business plans to induce the Company to enter into a business relationship. At other times, we may request that a third party provide confidential information to permit the Company to evaluate a potential business relationship with that party. Whatever the situation, we must take special care to handle the confidential information of others responsibly. We handle such confidential information in accordance with our agreements with such third parties. See also the Company’s policy on “Maintaining and Managing Records” in Section III. H above.

(i)                 Appropriate Nondisclosure Agreements. Confidential information may take many forms. An oral presentation about a company’s product development plans may contain protected trade secrets. A customer list or employee list may be a protected trade secret. A list of a company’s patents may contain information protected by intellectual property laws.

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You should never accept information offered by a third party that is represented as confidential, or which appears from the context or circumstances to be confidential, unless an appropriate nondisclosure agreement has been signed with the party offering the information. MANAGEMENT CAN ARRANGE FOR NONDISCLOSURE AGREEMENTS TO FIT ANY PARTICULAR SITUATION, AND WILL COORDINATE APPROPRIATE EXECUTION OF SUCH AGREEMENTS ON BEHALF OF THE COMPANY. Even after a nondisclosure agreement is in place, you should accept only the information necessary to accomplish the purpose of receiving it, such as a decision on whether to proceed to negotiate a deal. If more detailed or extensive confidential information is offered and it is not necessary, for your immediate purposes, it should be refused.

(ii)               Competitive Information. You should never attempt to obtain a competitor’s confidential information by improper means, and you should especially never contact a competitor regarding their confidential information. While the Company may, and does, employ former employees of competitors, we recognize and respect the obligations of those employees not to use or disclose the confidential information of their former employers.

D.    Government Relations

It is the Company’s policy to comply fully with all applicable laws and regulations governing contact and dealings with government employees and public officials, and to adhere to high moral, ethical and legal standards of business conduct. This policy includes strict compliance with all local, state, federal, foreign and other applicable laws, rules and regulations. If you have any questions concerning government relations you should contact the Company’s Management.

E.     Industrial Espionage

It is the Company’s policy to lawfully compete in the marketplace. This commitment to fairness includes respecting the rights of our competitors and abiding by all applicable laws in the course of competing. The purpose of this policy is to maintain the Company’s reputation as a lawful competitor and to help ensure the integrity of the competitive marketplace. The Company expects its competitors to respect our rights to compete lawfully in the marketplace, and we must respect their rights equally. Company employees, agents, contractors, consultants, officers and Directors may not steal or unlawfully use the information, material, products, intellectual property, or proprietary or confidential information of anyone including suppliers, customers, business partners or competitors.

V.                WAIVERS

Any waiver of any provision of the Code for a Director or an officer must be approved in writing by the Board, must be truly necessary and warranted and must be promptly disclosed. Any such waiver for a Director or an officer shall be disclosed within four business days by filing a current report on Form 8-K with the Securities & Exchange Commission. Any waiver of any provision of the Code with respect to any other employee, agent, contractor or consultant must be approved in writing by the Company’s Management.

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VI.             DISCIPLINARY ACTIONS

The matters covered in the Code are of the utmost importance to the Company, its stockholders and its business partners, and are essential to the Company’s ability to conduct its business in accordance with its stated values. We expect all of our employees, agents, contractors, consultants, officers and Directors to adhere to these rules in carrying out their duties for the Company.

The Company will take appropriate action against any employee, agent, contractor, consultant, officer or Director whose actions are found to violate these policies or any other policies of the Company. Disciplinary actions may include immediate termination of employment or business relationship at the Company’s sole discretion. Where the Company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Where laws have been violated, the Company will cooperate fully with the appropriate authorities. You should review the Company’s policies and procedures, which may be obtained from your supervisor or Management, for more detailed information.

The Company, the Management or any other employees, agents, officers or Directors are prohibited from taking any adverse employment action against any employee, agent, contractor, consultant, officer or Director or his or her affiliated persons for any reports of potential or actual violations of the Code, or any other protected code under applicable laws, that are lawful and made in good faith. Adverse employment actions include discharging, demoting, suspending, threatening, harassing or in any other manner discriminating against any employee due to any report of potential or actual violations of the Code or related to providing information or assisting in investigations regarding any conduct that such employee, agent, contractor, consultant, officer or Director believes violates federal statutes or rules.

Adopted [____________]

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VII.          ACKNOWLEDGMENT OF RECEIPT OF CODE OF BUSINESS CONDUCT AND ETHICS

I have received and read the Company’s Code of Business Conduct and Ethics. I understand the standards and policies contained in the Company Code of Business Conduct and Ethics and understand that there may be additional policies or laws specific to my job. I further agree to comply with the Company Code of Business Conduct and Ethics.

If I have questions concerning the meaning or application of the Company Code of Business Conduct and Ethics, any Company policies, or the legal and regulatory requirements applicable to my job, I know I can consult my direct supervisor or the Company’s Management knowing that my questions or reports to these sources will be maintained in confidence.

Employee Name

Signature

Date

Please sign and return this form to the VP, Finance.

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